SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 4, 2010
SYNOVIS LIFE TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)
State of Incorporation: Minnesota
Commission File No.: 0-13907
I.R.S. Employer Identification No.: 41-1526554
Address of principal executive offices:
2575 University Ave. W.
St. Paul, Minnesota 55114
Telephone Number: (651) 796-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
On March 4, 2010, Synovis Life Technologies, Inc. (the “Company”) held its Annual Meeting of Shareholders for the following purposes:
1)	To elect eight (8) directors to hold office until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.

2)	To consider and act upon a proposal to amend the Company’s Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares of the Company’s common stock, $.01 par value per share, specifically reserved for issuance under the ESPP by 100,000 shares.

3)	To consider a proposal to ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending October 31, 2010.
All proposals were approved by the shareholders. The results of each voting proposal were as follows:
(1)	Election of Directors

Nominee	For	Withheld	Broker Non-Votes
William G. Kobi	6,221,727	121,678	3,348,814
Richard W. Kramp	6,221,765	121,640	3,348,814
Karen Gilles Larson	6,201,143	142,262	3,348,814
Mark F. Palma	6,217,581	125,824	3,348,814
Richard W. Perkins	5,790,609	552,796	3,348,814
Timothy M. Scanlan	6,221,309	122,096	3,348,814
John D. Seaberg	5,866,202	477,203	3,348,814
Sven A. Wehrwein	5,357,538	985,867	3,348,814
(2)	Proposal to amend the Company’s ESPP

For	Against	Abstentions	Broker Non-Votes
5,744,584	547,097	51,724	3,348,814
(3)	Proposal to ratify Grant Thornton LLP as Independent Registered Public Accounting Firm

For	Against	Abstentions	Broker Non-Votes
9,119,974	518,773	53,472	-0-
Item 8.01. Other Events.
On March 8, 2010, the Company announced in a press release that its board of directors approved a stock repurchase program whereby the Company has been authorized to repurchase up to 1,000,000 shares of its common stock in the open market or in private transactions. A copy of the press release announcing this action is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated March 8, 2010 (filed herewith).

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SYNOVIS LIFE TECHNOLOGIES, INC.
Dated: March 8, 2010	By:	/s/ Brett Reynolds
Brett Reynolds Vice-President of Finance, Chief Financial Officer and Corporate Secretary

SYNOVIS LIFE TECHNOLOGIES, INC.
FORM 8-K
INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated March 8, 2010 (filed herewith).